FORM OF
                 STATE SECURITIES COMPLIANCE SERVICES AGREEMENT

      THIS AGREEMENT is made as of August __, 1999 by and between E*TRADE ASSET MANAGEMENT, INC., a Delaware corporation ("E*TRADE"), and PFPC INC., a Delaware corporation ("PFPC"), which is a wholly owned subsidiary of PFPC Worldwide, Inc.
                             W I T N E S S E T H :
      WHEREAS, E*TRADE wishes to retain PFPC to provide service, on behalf of E*TRADE Funds (the "Fund"), to the Fund's investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such service.
      NOW,  THEREFORE,  in  consideration  of  the  premises  and  the  mutual covenants herein contained, and intending to be legally bound hereby the parties hereto agree as follows:
1.    Definitions.  As Used in this Agreement:
       (a) "Change of Control" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).
      (b) "SEC" means the Securities and Exchange Commission. (c) "Securities Laws" means the state securities laws pertaining to the registration or qualification of Shares and those state requirements to benefit from the federal preemption thereof.
      (d) "Shares" means the shares of beneficial interest of any series or class of the Fund.
      (e) "Written Instructions" mean written instructions signed by a representative of E*TRADE and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex, facsimile sending device or electronic mail transmission.
2. Appointment. E*TRADE hereby appoints PFPC to provide service to each of the Portfolios, in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such service.
3. Delivery of Documents. The Fund has provided or, where applicable, will provide PFPC with the following: (a) copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide the services set forth herein to each Portfolio and approving this Agreement;

      (b)    a copy of Fund's most recent  effective  registration  statement;
            and

      (c) copies of any and all amendments or supplements to the foregoing.

   4. Compliance with Rules and Regulations.
      PFPC undertakes to comply with all applicable requirements of any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by E*TRADE, the Fund or any Portfolio.
    5.    Instructions.
      (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Written Instructions.
      (b) PFPC shall be entitled to rely upon any Written Instructions it receives from E*TRADE (or from a person reasonably believed by
            PFPC  to  be  a  representative   of  E*TRADE)  pursuant  to  this
            Agreement. PFPC may assume that any Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.
6.    Right to Receive Advice.
      (a) Advice of E*TRADE. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice from E*TRADE.
      (b) Advice of Counsel. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own choosing (who may be counsel for the Fund, the Fund's investment adviser, the Fund's investment sub-adviser, or PFPC, at the option of PFPC).
      (c)   Conflicting   Advice.   In  the  event  of  a   conflict   between
            --------------------
            directions, advice or Written Instructions PFPC receives from E*TRADE and the advice PFPC receives from counsel, PFPC may rely upon and follow the advice of counsel provided PFPC notifies E*TRADE in advance and in writing as to the nature of the action and the advice. In the event PFPC so relies on and in accordance with the advice of counsel, PFPC remains liable for any action or
            omission   on  the  part  of  PFPC   which   constitutes   willful
            misfeasance, bad faith, negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.
      (d)   Protection  of PFPC.  PFPC  shall be  protected  in any  action it
            -------------------
            takes or does not take in  reliance  upon  directions,  advice  or
            Written Instructions it receives from E*TRADE and which PFPC believes, in good faith, to be consistent with those directions, advice and Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Written Instructions, or (ii) to act
            in   accordance   with  such   directions,   advice   or   Written
            Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, negligence, reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement or any breach of this Agreement.
7.    Records; Visits.
      (a) The books and records pertaining to the Fund and the Portfolios which are in the possession or under the control of PFPC shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the applicable securities laws, rules and regulations. The Fund and E*TRADE shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund or E*TRADE, copies of any such books and records shall be provided by PFPC to the Fund or to E*TRADE, at the Fund's expense.
      (b) PFPC shall keep the following records:
            (i)   all books  and  records  with  respect  to each  Portfolio's books of account; and

            (ii) all other books and records as are required to maintain pursuant to Securities Laws in connection with the services provided hereunder.


8. Confidentiality. PFPC agrees to keep confidential the records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.
9.     Disaster  Recovery.  PFPC shall enter into and shall maintain in effect
-------------------------
      with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to
      the  extent  appropriate  equipment  is  available.   In  the  event  of
      equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect to the loss of data or service interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, negligence or reckless disregard of its duties or obligations under this Agreement.
10.    Year  2000  Readiness  Disclosure.   PFPC,  with  respect  to  services
----------------------------------------
      provided hereunder, (a) has reviewed its business and operations, (b) has implemented a program to remediate or replace computer applications and systems, and (c) has implemented a testing plan to test the remediation or replacement of computer applications and systems, in each case, to address on a timely basis the risk that certain computer applications and systems used by PFPC may be unable to recognize and perform properly date sensitive functions involving dates prior to, including and after December 31, 1999, including dates such as February 29, 2000 (the "Year 2000 Challenge"). To the best of PFPC's knowledge and belief, the reasonably foreseeable consequences of the Year 2000 Challenge will not adversely effect PFPC's ability to perform its duties and obligations under this Agreement. If requested by E*TRADE Asset Management, the Fund or the Fund's Board of Trustees, PFPC will provide written materials describing PFPC's current status and plans with respect to the Year 2000 Challenge for use in the Fund's registration statement and/or in materials presented to the Fund's Board of Trustees.
11. Compensation. As compensation for services rendered by PFPC during the term of this Agreement, E*TRADE will pay to PFPC a fee or fees as may be agreed to in writing by E*TRADE and PFPC.
12.    Indemnification.  E*TRADE  agrees to indemnify  and hold  harmless PFPC
----------------------
      and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under securities laws and any state or foreign securities and
      blue  sky  laws,  and  amendments  thereto),  and  expenses,   including
      (without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or omission to act which PFPC takes (i) at the request or on the direction of or in reliance on the advice of the Fund or (ii) upon Written Instructions. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, negligence, reckless disregard of its duties and obligations under this Agreement or any breach of this Agreement. Any amounts payable by the Fund hereunder shall be satisfied only against the relevant Portfolio's assets and not against the assets of any other investment portfolio of the Fund. PFPC agrees to indemnify and hold harmless E*TRADE from all taxes, charges,
      expenses,   assessments,  claims  and  liabilities  (including,  without limitation, liabilities arising under securities laws and any state or foreign securities and blue sky laws, and amendments thereto), and
      expenses,   including   (without   limitation)   attorneys'   fees   and
      disbursements   arising  directly  or  indirectly  from  any  action  or
      omission to act which E*TRADE takes at the request or on the direction of or in reliance on the advice of PFPC.
13.    Responsibility of PFPC.
      (a)   PFPC  shall  be  under no duty to take any  action  on  behalf  of
            E*TRADE,  the Fund or any Portfolio,  except as  specifically  set forth  herein  or as may be  specifically  agreed  to by  PFPC  in writing.  PFPC shall be obligated to exercise  care and  diligence in the  performance  of its  duties  hereunder  and to act in good faith in performing  services  provided for under this  Agreement.
            PFPC  shall  be  liable  for any  damages  arising  out of  PFPC's failure to perform its duties  under this  Agreement to the extent such damages arise out of PFPC's willful  misfeasance,  bad faith, negligence,  reckless  disregard  of such  duties or any breach of this Agreement.
      (b)   Without  limiting the  generality of the foregoing or of any other provision  of this  Agreement,  (i) PFPC  shall not be liable  for losses  beyond  its  control,  provided  that  PFPC  has  acted in accordance  with the  standard of care set forth  above;  and (ii)
            PFPC shall not be liable for (A) the  validity  or  invalidity  or authority  or lack thereof of any Written  Instruction,  notice or other instrument which conforms to the applicable  requirements of this Agreement,  and which PFPC reasonably believes to be genuine;
            or (B)  subject  to  Section  9,  delays or errors or loss of data occurring  by  reason  of  circumstances  beyond  PFPC's  control,
            including   acts  of  civil  or   military   authority,   national
            emergencies,  labor difficulties,  fire, flood, catastrophe,  acts of  God,  insurrection,  war,  riots  or  failure  of  the  mails, transportation, communication or power supply.
      (c)    Notwithstanding  anything  in  this  Agreement  to the  contrary, neither PFPC nor its  affiliates  shall be liable to E*TRADE,  the
            Fund  or to  any  Portfolio  for  any  consequential,  special  or indirect  losses  or  damages  which  E*TRADE,  the  Fund  or  any
            Portfolio may incur or suffer by or as a consequence  of PFPC's or any affiliates'  performance of the services  provided  hereunder, whether or not the  likelihood of such losses or damages was known by PFPC or its affiliates.
14.   Description  of Services on a  Continuous  Basis.  For those  Portfolios
      ------------------------------------------------
      not previously registered, PFPC will register or claim available preemption for shares of such Portfolios in each jurisdiction in which shares of the Portfolios are offered or sold and in connection therewith shall have the power to prepare, execute, and deliver and file any and all notices, applications, including without limitation,
      notices  and   applications  to  register  shares,   claim   preemption,
      consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or
      other   documents  and   instruments   now  or  hereafter   required  or
      appropriate in the judgment of the E*TRADE, the Fund or PFPC in connection with the registration of shares of the Portfolios. For
      those  Portfolios  previously  registered,   and  for  those  Portfolios
      initially registered by PFPC, PFPC will monitor, update, amend and file the registrations, claims for preemption, notices, reports, including without limitation, all periodic reports for amounts of shares of Portfolios sold in each state, and any claims for exemption now or hereafter required or appropriate in the judgment of the E*TRADE, the Fund or PFPC in connection with the offer and sale of shares of the Portfolios.
15. Duration and Termination. This Agreement shall continue until terminated by the Fund or by PFPC on sixty (60) days' prior written notice to the other party.
16.   Notices.  All  notices  and  other  communications,   including  Written
      -------
      Instructions, shall be in writing or by confirming telegram, cable, telex, facsimile or electronic mail sending device. If notice is sent by confirming telegram, cable, telex, facsimile or electronic mail sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809, Attention: President; (b) if to
      E*TRADE,  at 4500  Bohannon  Drive,  Menlo  Park,  CA 94025,  Attention:
      President; or (c) if to neither of the foregoing, at such other address as shall have been provided by like notice to the sender of any such notice or other communication by the other party.
17. Amendments. This Agreement, or any term thereof, may be changed or waived only by written amendment, signed by the party against whom enforcement of such change or waiver is sought.
18.   Delegation;  Assignment.  PFPC may assign its  rights and  delegate  its
      -----------------------
      duties hereunder to any majority-owned direct or indirect subsidiary of PFPC or another wholly owned subsidiary of PFPC Worldwide, Inc., provided that (i) PFPC gives E*TRADE 30 days prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees and is ready, willing and able to comply with the terms of the Agreement, and (iii) PFPC and such assignee or delegate promptly provide such information as E*TRADE may reasonably request, and respond to such questions as E*TRADE may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate).
19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
21.   Miscellaneous.
      (a)    This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. Notwithstanding any provision hereof, the services of PFPC are not, nor shall they be, construed as constituting legal advice or the provision of legal services for or on behalf of E*TRADE, the Fund or any other person.
      (b)   PFPC shall have, unless otherwise  expressly  provided or authorized in this Agreement, no authority to act for or represent E*TRADE or the Fund in any way or otherwise be deemed an agent of E*TRADE or the Fund.
      (c)   This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.
      (d)   If any provision of this Agreement  shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.
      (e)   The  facsimile  signature  of any  party  to  this  Agreement  shall constitute the valid and binding execution hereof by such party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                                    PFPC INC.



By:


Title:



                                    E*TRADE ASSET MANAGEMENT, INC.



By:


Title:



Sections 7, 9, 10 and 13 Accepted and Agreed:

E*TRADE FUNDS

By:  ____________________

Title:  ___________________

                                    EXHIBIT A



      THIS EXHIBIT A, dated as of _________, 1999 is Exhibit A to that certain Service Agreement dated as of ________, 1999 between PFPC Inc. and E*TRADE Asset Management.



                                   PORTFOLIOS


                           E*TRADE S&P 500 Index Fund

                       E*TRADE Extended Market Index Fund

                             E*TRADE Bond Index Fund

                          E*TRADE Technology Index Fund

                        E*TRADE International Index Fund

                          E*TRADE E-Commerce Index Fund

                              COMPENSATION SCHEDULE



Portfolio

E*TRADE S&P 500 Index Fund                      ________________________
E*TRADE Extended Market Index Fund              ________________________
E*TRADE Bond Index Fund                         ________________________
E*TRADE Technology Index Fund                   ________________________
E*TRADE International Index Fund                ________________________
E*TRADE E-Commerce Index Fund                   ________________________

      The Compensation Schedule to the State Securities Compliance Services Agreement is accepted and agreed to on this ___ day in _________, 1999.

PFPC INC.

By:

Title:


E*TRADE ASSET MANAGEMENT, INC.

By:

Title: